Exhibit 10.35

AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT, dated as of February 9, 2011, to Executive Employment Agreement, dated as of June 2, 2010, between Michael Mauler (“Executive”) and GameStop Corp. (the “Company”) (such agreement, the “Original Agreement”). (Defined terms used herein shall have the respective meanings ascribed thereto in the Original Agreement.)

WHEREAS, the Parties desire to modify the Original Agreement as provided below;

NOW, THEREFORE, the Parties hereby agree that the Original Agreement shall be modified as follows:

1. Term of Employment. The second sentence of Section 2 of the Original Agreement, which provides for annual renewal of the Agreement following the expiration of the term (including any renewal term), is hereby deleted in its entirety.

2. Termination by Executive Following a Change in Control. Section 4(f) of the Original Agreement, which entitles the Executive to terminate his employment following a Change in Control, is hereby deleted in its entirety. As a result, (a) clause (ii) in Section 5(b), which reads “other than by the CIC Termination Date following a Change in Control”, and clause (ii) in Section 5(c), which reads “Executive terminates his employment by the CIC Termination Date following a Change in Control”, are hereby deleted and replaced by “[reserved]”, and (b) the words “or by the CIC Termination Date following a Change in Control” in Section 6 are hereby deleted.

3. Miscellaneous. Except as modified by this Amendment mutatis mutandis, all terms and conditions set forth in the Original Agreement shall continue to apply and remain unchanged and in full force and effect, and any reference in the Original Agreement to “this Agreement” shall mean the Original Agreement as modified by this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

EXECUTIVE:

/s/ Michael Mauler
Michael Mauler

THE COMPANY:

GAMESTOP CORP.

By:	/s/ Paul Raines
Name:	Paul Raines
Title:	Chief Executive Officer

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